UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2006

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2006, Kana Software, Inc. (“KANA”) entered into an Employment Termination, Release and Consulting Agreement (the “Termination Agreement”) with Brian Kelly, KANA’s former President of Connectify.

The following sets forth a description of certain material provisions of the Termination Agreement:

•	Mr. Kelly’s employment with KANA terminated effective June 1, 2006.

•	KANA will extend Mr. Kelly’s medical insurance coverage until May 31, 2007.

•	Mr. Kelly has agreed to perform consulting services for KANA for eleven (11) months (the “Consulting Period”) at a monthly rate equal to his monthly salary with KANA in effect prior to his resignation. During the Consulting Period, Mr. Kelly’s unvested options will continue to vest so long as Mr. Kelly complies with the Termination Agreement and Mr. Kelly will have a period of ninety (90) days following the end of the Consulting Period to exercise his vested options.

•	Mr. Kelly has agreed to be bound by a non-competition obligation and to not solicit KANA’s employees, customers and suppliers during the Consulting Period.

The Termination Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.01	Employment Termination, Release and Consulting Agreement, between Kana Software, Inc. and Brian Kelly, dated May 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Chief Financial Officer

Date: June 13, 2006

EXHIBIT INDEX

Number	Description
10.01	Employment Termination, Release and Consulting Agreement, between Kana Software, Inc. and Brian Kelly, dated May 31, 2006.